Exhibit 8.1

                        SIDLEY AUSTIN BROWN & WOOD LLP



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                                November 12, 2002


Core Bond Products LLC
Bank of America Corporate Center
Charlotte, North Carolina 28255


         Re:  Core Bond Products LLC
              Registration Statement on Form S-3
              ----------------------------------


Ladies and Gentlemen:

     We have acted as U.S. federal tax counsel for Core Bond Products LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of a registration statement on Form S-3 (together with the exhibits and any and all amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of Pass-Through Certificates, Series 2002-1 (the "Certificates"), issued by a New York common law trust (the "Trust") to be formed by the Company pursuant to a Trust Agreement (the "Trust Agreement") among the Company, as depositor, The Bank of New York (the "Trustee"), as trustee and securities intermediary, and Banc of America Securities LLC, as administrative agent, on the issue date of the Certificates.

     As counsel for the Company, we have examined and relied upon such agreements, instruments, certificates, records and other documents, or copies thereof, as we have deemed necessary or appropriate for the purpose of the opinion expressed herein. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we hereby confirm and adopt each of our opinions stated in the Registration Statement under the headings "Summary--Material U.S. Federal Income Tax Consequences" and "Material U.S. Federal Income Tax Consequences."

     The descriptions of material U.S. federal income tax consequences for the holders of Certificates that appear under the headings "Summary--Material U.S. Federal Income Tax Consequences" and "Material U.S. Federal Income Tax Consequences" in the Registration Statement do not purport to discuss all possible U.S. federal income tax ramifications of the proposed issuance of Certificates, but with respect to those U.S. federal income tax consequences which are discussed, in our opinion, the descriptions are accurate in all material respects.

     In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America.

     The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change this opinion after the date hereof.

     We hereby consent to the use of our name in the Registration Statement under the headings "Summary--Material U.S. Federal Income Tax Consequences" and "Material U.S. Federal Income Tax Consequences" and to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,



                                        /s/  Sidley Austin Brown & Wood LLP
                                        -----------------------------------
                                             Sidley Austin Brown & Wood LLP